[GRAPHIC OMITTED]NEOWARE                                            EXHIBIT 99.1


FOR IMMEDIATE RELEASE

                     NEOWARE COMPLETES MAXSPEED ACQUISITION

         KING OF PRUSSIA, PA. - NOVEMBER 17, 2005--Neoware Systems, Inc. (Nasdaq:NWRE) today announced that it has completed its previously announced acquisition of Maxspeed Corporation.

         Acquiring Maxspeed extends Neoware's position as a global leader in thin clients and marks Neoware's entry into Asia. Wei Ching, Maxpeed's President and CEO, has joined Neoware as Executive Vice President responsible for Asia Pacific operations. The acquisition supports Neoware's strategy to develop or acquire distribution channels and engineering centers in major markets around the world in order to provide customized thin client software solutions to large global enterprises, as well as small and medium sized business customers.

         Neoware acquired Maxspeed for a net purchase price of approximately $11.9 million of its cash, plus $8.2 million of cash provided by Maxspeed, for a total of $20.1 million. In addition to the upfront consideration, the Maxspeed common shareholders will be eligible to receive a potential earnout of up to $4 million, based upon performance.

ABOUT NEOWARE
         Neoware is a leading provider of enterprise software, thin client appliances, and related services that make computing more open, secure, reliable, affordable and manageable. By employing open technologies and eliminating the obsolescence built into standard personal computer architectures, Neoware helps enterprises leverage server-based computing architectures to increase security and reliability, enhance flexibility, as well as lower their total cost of ownership.

         Neoware's software products enable enterprises to gain control of their desktops, stream software on-demand, and to integrate mainframe, midrange, UNIX and Linux applications with Windows(R) environments and the Web. Its thin client appliances and software enable enterprises to run applications on servers and display them across wired or wireless networks on secure, managed, reliable appliances that cost as little as one-fourth the price of today's typical business personal computer. The company's global development, services, and support provide customers with customized solutions that facilitate their specialized computing needs.

         Neoware's products are available worldwide from IBM, as well as from select, knowledgeable resellers. More information about Neoware can be found on the Web at http://www.neoware.com or via email at info@neoware.com. Neoware's global headquarters is in King of Prussia, PA.


Neoware is a registered trademark of Neoware Systems Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: the extension of our position as a global leader and our entry into Asia; our strategy to develop or acquire distribution and engineering centers in major markets; and the addition of Wei Ching as executive vice president. These forward-looking statements involve risks and uncertainties. Factors that could cause our actual results to differ materially from those predicted in such forward-looking statements include: our ability to successfully integrate Maxspeed's business; the ability to retain Maxspeed's existing customers; the timing and receipt of future orders; our timely development and customers' acceptance of our products, including the former Maxspeed products; our ability to meet the long-term needs of Maxspeed's customers; our ability to successfully penetrate the Asia market; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our dependence on our suppliers; our continued ability to sell our products through IBM and Lenovo to their customers; increased competition; our ability to attract and retain qualified personnel, including Maxspeed's sales, engineering and other employees, as well as employees of other businesses we have acquired; the economic viability of our suppliers and channel partners; adverse changes in customer order patterns; our ability to identify future acquisitions and to successfully consummate and integrate recently completed and future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2005 and Form 10-Q for the quarter ended September 30, 2005.



PRESS CONTACT:                            COMPANY CONTACT:
Kevin McGrath                             Keith Schneck, Chief Financial Officer
Cameron Associates                        Neoware Systems Inc.
(212) 245-8000, ext. 203                  (610) 277-8300, ext. 1072
E-MAIL: kevin@cameronassoc.com            E-MAIL: kschneck@neoware.com